Exhibit 99

ICT GROUP FINANCIAL MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:
BERNS COMMUNICATIONS GROUP, LLC	BROD GROUP
Stacy Berns/Michael McMullan	Betsy Brod/Jonathan Schaffer
212-994-4660	212-750-5800

ICT GROUP REPORTS IMPROVED THIRD QUARTER RESULTS

~ Company Achieves Sequential Revenue Growth and Return to Operating Profitability ~

~ CRM Services Revenue Increases 30% ~

NEWTOWN, PA, OCTOBER 23, 2003—ICT GROUP, INC. (NASDAQ: ICTG) today reported results for the third quarter ended September 30, 2003.

Revenue for the 2003 third quarter was $73.3 million, which represents a 4% increase sequentially from 2003 second quarter revenue of $70.5 million and compares to 2002 third quarter revenue of $74.1 million. The net loss for the 2003 third quarter was $217,000, or $0.02 per diluted share, compared to net income of $2.9 million, or $0.23 per diluted share, in last year’s third quarter. Adjusting for certain income and expense items related to the Company’s ongoing litigation and previously recorded restructuring charges, net income for the 2003 third quarter would have been $86,000, or $0.01 per diluted share.

During the third quarter of 2003, the Company’s CRM services revenue totaled $45.3 million, an increase of 30% compared to the same period last year, and was up 11% sequentially from the 2003 second quarter. CRM services revenue represented 62% of total Company revenue in the quarter, up from 47% in last year’s third quarter. CRM sales revenue declined 29% year-over-year to $28.0 million, which represented 38% of total Company revenue, compared to 53% in last year’s quarter. While a slowdown in domestic outbound consumer telemarketing continued to impact overall CRM sales revenue, as the Company expected this business began to level out at 2003 second quarter levels despite the market confusion over Do-Not-Call legislation. For the period, domestic outbound consumer telemarketing accounted for approximately 18% of total Company revenue versus 32% in last year’s third quarter.

“We are very pleased with the significant improvement in our financial performance and our return to operating profitability during this quarter,” commented John J. Brennan, Chairman and Chief Executive Officer of ICT GROUP. “Results for the quarter would have been even stronger were it not for the sudden curtailment of a large, short-term project with an existing client.”

Brennan further commented, “With continued strong demand for our CRM services business, accelerating interest in our offshore solutions, and the leveling of our domestic CRM sales business, we

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ICT GROUP REPORTS IMPROVED THIRD QUARTER RESULTS (CONT.)

are confident in our ability to achieve renewed top- and bottom-line growth as we move forward. We believe we have successfully repositioned the Company to be much less dependent on domestic outbound consumer telemarketing and more focused on capturing new business in the rapidly expanding CRM services markets for customer and marketing services, which now represent more than 60% of total Company revenue. The CRM services pipeline remains strong, and during the third quarter we won two new agreements, increasing the total year-to-date number to nine, which will utilize our expanded service capabilities and offerings.

“We are particularly pleased with the diversity of the new and expanded wins, which include clients in financial services, telecommunications, information technology, consumer electronics, retail and energy services. Our cost-effective near-shore and offshore operations in the Philippines, Mexico and the Caribbean are proving critical to our success in winning new business and deepening relationships with existing clients. By servicing clients through our offshore operations, we are able to offer additional cost-effective support services, thus creating the potential for greater utilization of our systems and facilities and higher operating margins over the long-term.”

ICT GROUP now expects revenue for the fourth quarter of 2003 to increase 5% to 10% sequentially from the third quarter with diluted earning per share in the range of $0.08 to $0.12. Fourth quarter 2003 earnings guidance is before any expenses related to the ongoing class action litigation.

Mr. Brennan concluded, “We demonstrated significant improvement in revenue and earnings from the 2003 second quarter to the third quarter, and we expect the growth of our outsourced customer service business to extend our positive momentum into the fourth quarter as well as into 2004. While the anticipated improvement in revenue and earnings for the second half of 2003 will be slower than previously expected, our recovery is clear and our outlook for renewed growth is encouraging with top- and bottom-line gains now projected for 2004.”

Conference Call:

The Company will hold a conference call today, October 23, 2003, at 11 a.m. Eastern Time. Investors may access the call by visiting the ICT GROUP website at www.ictgroup.com. If you are unable to participate during the live webcast, a replay of the call will be available on the website through October 30, 2003.

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of integrated customer relationship management (CRM) solutions. The Company helps clients identify, acquire, retain, service, measure and maximize the lifetime value of their customer relationships. The Company manages CRM service operations in the U.S., Europe, Canada, Australia, Mexico, the Caribbean, and the Philippines from

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ICT GROUP REPORTS IMPROVED THIRD QUARTER RESULTS (CONT.)

which it supports domestic and multinational corporations and institutions, primarily in the financial, insurance, telecommunications, healthcare, information technology, media and energy services industries. ICT GROUP also offers a full suite of hosted CRM solutions, for use by clients at their own in-house facility or on a co-sourced basis in conjunction with ICT GROUP’s fully compatible Web-enabled customer service operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains certain forward-looking statements, such as expected revenue and earnings, expansion of international operations, the ability of hedging activities and international pricing policies to mitigate currency risks, expected revenue increases under new and existing agreements, anticipated demand for services and ability to effectively deploy new technologies. The forward-looking statements involve assumptions and are subject to substantial risks and uncertainties. Whenever possible, forward-looking statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates” or similar expressions, which speak only as of the date the statement is made. ICT GROUP assumes no obligation to update any such forward-looking statements. For such statements, ICT GROUP claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results of operations, cash flows and financial condition of ICT GROUP may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation, those discussed in ICT GROUP’s annual report on Form 10-K for the year ended December 31, 2002 and other documents, such as reports on Form 8-K and other reports on Form 10-Q filed by ICT GROUP with the Securities and Exchange Commission. Although ICT GROUP believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we undertake no obligation to update such expectations.

Important factors that could cause actual results to differ materially from ICT GROUP’s expectations, or that could materially and adversely affect ICT GROUP’s financial condition, may include, but are not limited to the following, many of which are outside ICT GROUP’s control: demand for ICT GROUP’s services, the cost to defend or settle litigation against ICT GROUP, judgments, orders, rulings and other developments in or affecting litigation against ICT GROUP, unanticipated labor difficulties, ICT GROUP’s capital and financing needs, ICT GROUP’s ability to integrate acquired businesses, customer demand for a client’s product, the client’s budgets and plans, interest and foreign currency exchange rates (including the effectiveness of strategies to manage fluctuations in these rates) and other conditions affecting the client’s industry, unanticipated contract or technical difficulties, identifying and opening planned contact centers within timeframes necessary to meet client demands, reliance on strategic partners, industry and government regulation, reliance on telecommunications and computer technology, general and local economic conditions, competitive pressures in ICT GROUP’s industry, terrorist attacks, the impact of war and the use of financial instruments to hedge foreign exchange exposure. These factors, as well as others, such as conditions in the securities markets and actual or perceived results or developments affecting companies in our industry, could affect the trading price of our common stock.

(Tables Follow)

ICT Group, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
REVENUE	$73,320	$74,121	$220,442	$221,299

OPERATING EXPENSES:
Costs of services	44,112	42,473	132,802	126,327
Selling, general and administrative	28,690	26,937	85,692	80,241
Litigation costs	668	150	7,694	450
Restructuring charge reversals	(215)	—	(592)	—

	73,255	69,560	225,596	207,018

Operating income (loss)	65	4,561	(5,154)	14,281
Interest expense, net	389	242	846	645

Income (loss) before income taxes	(324)	4,319	(6,000)	13,636
Income tax provision (benefit)	(107)	1,382	(2,176)	4,363

Net income (loss)	$(217)	$2,937	$(3,824)	$9,273

Diluted earnings (loss) per share	$(0.02)	$0.23	$(0.31)	$0.71

Shares used in computing diluted earnings (loss) per share	12,396	13,009	12,396	13,023

Adjusted Results of Operations:
Loss before income taxes	$(324)		$(6,000)
Litigation accrual	225		6,725
Litigation costs	443		969
Restructuring charge reversals	(215)		(592)

Adjusted income before income taxes	129		1,102
Adjusted income tax provision	43		362

Adjusted net income	$86		$740

Adjusted diluted earnings per share	$0.01		$0.06

Shares used in computing adjusted diluted earnings per share	12,858		12,852

ICT Group, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,710	$16,279
Accounts receivable, net	51,149	54,254
Other current assets	19,044	12,711

Total current assets	80,903	83,244
PROPERTY AND EQUIPMENT, net	46,945	43,327
OTHER ASSETS	3,866	4,247

	$131,714	$130,818

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	$27,500	$4,000
Accounts payable and other current liabilities	34,347	34,602

Total current liabilities	61,847	38,602
LONG-TERM DEBT	—	19,000
OTHER LIABILITIES	3,201	5,180
TOTAL SHAREHOLDERS’ EQUITY	66,666	68,036

	$131,714	$130,818

Additional Information
WORKSTATIONS AT PERIOD END	8,172	8,277

News Release

ICT Group, Inc.

800-799-6880

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